Exhibit 99.3

CLUBCORP PROVIDES UPDATE ON REVIEW OF STRATEGIC ALTERNATIVES

DALLAS - (April 12, 2017) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - today provided an update on its review of strategic alternatives, which was announced on January 12, 2017.

After a careful and thorough evaluation, the Company’s Board of Directors has unanimously determined not to pursue a strategic transaction at this time, and to continue executing its three-pronged growth strategy focused on organic growth, reinvention and acquisitions. The Board’s Strategic Review Committee, along with the Board’s independent financial and legal advisors, conducted a robust and thorough process, which included discussions with a wide array of potential counterparties regarding an outright purchase of, potential investments in, partnerships with, and/or asset purchases from the Company. The Strategic Review Committee remains in place and continues to discuss opportunities to enhance shareholder value.

John Beckert, Chairman of the Board, said, “Under the leadership of the Strategic Review Committee, and with the assistance of our financial and legal advisors, the Board conducted a comprehensive process and considered a wide range of alternatives. While we did not receive a purchase proposal for the entire company, the strategic review process has been useful in identifying opportunities and potential partners, and our Strategic Review Committee and Board will continue to consider all available alternatives to enhance value for shareholders.”

Based in Dallas, Texas, ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. The Company finished fiscal year 2016 with record revenue and EBITDA and its sixth consecutive year of growth. ClubCorp has completed 89 total club reinventions and seven club acquisitions since the beginning of 2016. The Company has also continued to gain momentum with the ongoing expansion of the O.N.E. benefits program.

About ClubCorp (NYSE: MYCC)
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 27 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Important Additional Information and Where to Find It
The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov) or via the Company’s Investors section of the ClubCorp website at ir.clubcorp.com. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: ClubCorp@mackenziepartners.com.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such

Exhibit 99.3

as “plans”, “expect”, “intend”, “will”, “estimate”, “believe” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, goals, beliefs, future events trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: changes in the business environment in which the Company operates, the availability and attractiveness of potential strategic opportunities, the behavior of the Company’s competitors and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016, which is on file with the Securities Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company’s website at at ir.clubcorp.com).